CERTIFICATE OF TRUST OF LKCM FUND

This Certificate of Trust of LKCM Fund (the “Trust”), dated February 10, 1994, is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:

FIRST:	The name of the business trust formed hereby is LKCM Fund.

SECOND:
This business address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.  The name of the Trust’s registered agent at that address is The Corporation Trust Company.

THIRD:	This Certificate of Trust shall be effective upon the date and time of filing.

FOURTH:
Series Trust.  Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.  The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed the Certificate of Trust in Fort Worth, Texas as of the date first written above.

/s/ J. Luther King, Jr.
J. Luther King, Jr.

 /s/ David D. May
David D. May

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

(Pursuant to Section 3810 of the Delaware Business Trust Act)

To the Secretary of State
State of Delaware

It is hereby certified that:

1.	The name of the business trust (hereinafter referred to as the “trust”) is LKCM Fund.

2.	Article First of the Certificate of Trust of the trust is hereby amended to read as follows: “The name of the business trust formed hereby is LKCM Funds.”

3.	The undersigned person is a trustee of the trust.

4.	This Certificate of Amendment to Certificate of Trust shall be effective at 9:00 a.m. on April 30, 1998.

Signed on April 22, 1998.

/s/ J. Luther King, Jr.
J. Luther King, Jr., Trustee